 Exhibit (a)(1)(C)

LETTER OF TRANSMITTAL

To Accompany Certificates Representing
Warrants Exercisable for Shares of Common Stock of

DELMAR PHARMACEUTICALS, INC.
(Exchange Ratio of 1 Share: 3 Warrants)

(A) Names(s) and Address(es) of Registered Owner(s): Please fill in exactly as name(s) and address(es) appear on the Warrant certificates.	(B) Number of Shares Underlying Surrendered Warrants:	(C) New Shares to be Issued (Divide Column B by Three (3) and round UP to the nearest whole number):

No fractional Shares will be issued. Warrants may only be exchanged for whole Shares. In lieu of issuing fractional Shares to which any holder of Warrants would otherwise have been entitled, the Company will round the number of Shares to which such holder is entitled, after aggregating all fractions, up to the next whole number of Shares

[___] If any Warrant(s) that you own have been lost or destroyed, check this box and complete the Affidavit of Loss and Indemnification set forth in Annex A. Please fill out the remainder of this Letter of Transmittal.

SPECIAL ISSUANCE INSTRUCTIONS

To be completed ONLY if the new shares for surrendered Warrants are to be issued in the name of someone other than the undersigned.

Issue the new shares to:

Name:

Address:

Tax ID or Social Security Number:

SPECIAL DELIVERY INSTRUCTIONS

To be completed ONLY if the new shares for surrendered Warrants are to be delivered to someone other than the undersigned or to the undersigned at an address other than that shown above.

Deliver the shares to:

Name:

Address:

The undersigned acknowledges that the undersigned has been advised to consult with its own advisors as to the consequences of participating or not participating in the Offer.

REPRESENTATIONS AND WARRANTIES OF THE WARRANTHOLDER

The undersigned hereby represents and warrants to the Company that:

(a) the undersigned has full power and authority to tender the Warrants and subscribe for all of the shares of the Company which may be received upon exchange of the Warrants;

(b) the undersigned has good, marketable and unencumbered title to the Warrants, free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to their exchange, sale or transfer, and not subject to any adverse claim;

(c) on request, the undersigned will execute and deliver any additional documents the Company deems necessary to complete the exchange of the Warrants tendered hereby;

(d) the undersigned understands that tenders of Warrants pursuant to the Offer and in the instructions hereto will constitute the undersigned’s acceptance of the terms and conditions of the Offer; and

(e) the undersigned agrees to all of the terms of the Offer.

All authorities conferred or agreed to be conferred in this Letter of Transmittal shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy, and legal representatives of the undersigned. Except as stated in the Offer, this tender is irrevocable.

Delivery of this Letter of Transmittal and all other documents to an address, or transmission of instructions to a facsimile number, other than as set forth above, does not constitute a valid delivery. Please read carefully the entire Letter of Transmittal, including the accompanying instructions, before checking any box below.

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IMPORTANT—WARRANTHOLDERS SIGN HERE

(Must be signed by registered holder(s) exactly as name(s) appear(s) on warrant(s) as evidenced by warrants and documents transmitted herewith.)

Signature:

Name:

Capacity:

Area Code and Telephone Number:

Date:

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INSTRUCTIONS FOR LETTER OF TRANSMITTAL

1.    Delivery of Letter of Transmittal and Warrants.    The Letter of Transmittal, properly completed and duly executed, together with the Warrants(s) or Affidavit of Loss and Indemnification, as applicable, should be delivered to the Company. The Warrants must be mailed or physically delivered to the Company at the address set forth in the Offer to Exchange. The Company will accept email delivery of the Letter of Transmittal Affidavit of Loss and Indemnification at: spraill@delmarpharma.com.

THE METHOD OF DELIVERY OF WARRANT(S) AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE OWNER. IT IS RECOMMENDED THAT THEY BE SENT BY REGISTERED MAIL WITH RETURN RECEIPT REQUEST.

2.    Inadequate Space.    If the space provided on the Letter of Transmittal is inadequate for you to provide the requested information, any information should be listed on a separate schedule to be attached thereto.

3.    Signatures of Letter of Transmittal and Endorsements.    When the Letter of Transmittal is signed by the registered owner(s) of the warrant(s) listed and surrendered thereby, no endorsements of warrants or separate assignments are required.

If the warrant(s) surrendered is (are) owned of record by two or more joint owners, all such owners must sign the Letter of Transmittal.

If any surrendered warrant are registered in different names, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates.

If the Letter of Transmittal is signed by a person other than the registered owner of the certificate(s) listed, such certificate(s) must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name or names of the registered owner or owners appear on the certificate(s). Signatures on such certificates or stock powers must be medallion guaranteed.

If the Letter of Transmittal or any certificate or stock power is signed by trustees, executors, administrators, guardians, attorney-in-fact, officers of corporations or others, acting in a fiduciary or representative capacity, such persons should so indicate when signing and proper evidence, satisfactory to the Company, of their authority to do so must be submitted.

4.    Special Issuance and Delivery Instructions.    Indicate the name and address to which certificates for the new shares are to be sent if different from the name and address of the person(s) signing the Letter of Transmittal.

5.    Additional Copies.    Additional copies of the Letter of Transmittal may be obtained from the Company at the address listed below.

6.    Lost, Stolen or Destroyed Warrant Certificates.    If any Warrant certificates have been lost, stolen or destroyed, please so indicate on the front of the Letter of Transmittal and complete and execute an Affidavit of Loss and Indemnification attached hereto in Annex A.

7.    Expiration Date.    No Letters of Transmittal will be accepted by the Company after 5:00 pm PST, February 9, 2015.

All questions as to the validity, form and eligibility of any surrender of certificates will be determined by the Company and such determination shall be final and binding. The Company reserves the right to waive any irregularities or defects in the surrender of any certificates. A surrender will not be deemed to have been made until all irregularities have been cured or waived. The Company is under no obligation to waive or to provide any notification of any irregularities or defects in the surrender of any certificates, nor shall the Company be liable for any failure to give such notification.

For Information:
DelMar Pharmaceuticals, Inc.
Suite 720-999 West Broadway

Vancouver, British Columbia

Canada V5Z 1K5

Telephone: (604) 629-5989

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ANNEX A

AFFIDAVIT OF LOSS AND INDEMNIFICATION

The Holder (as defined below) hereby represents, warrants and agrees as follows:

1. The following described instrument of DelMar Pharmaceuticals, Inc., a Nevada corporation (the “Company”) was lost or stolen:

Common Stock Purchase Warrant No._____ to purchase ____ shares of common stock of Company, dated ________(the “Warrant”), and registered in the name of _____________ (“Holder”);

2. Holder is the sole and unconditional record owner of the Warrant.

3. That neither the Warrant nor any interests therein have been sold, assigned, endorsed, transferred, deposited under any agreement, hypothecated, pledged, or disposed of in any manner by or on behalf of Holder; that neither Holder nor anyone on Holder’s behalf has signed any power of attorney, any stock power or any other assignment or authorization respecting the Warrant; and that no person, firm or corporation has any right, title, claim, equity or interest in, to or respecting the Warrant, except Holder as the sole owner.

4. That this Affidavit of Loss and Indemnification (the “Affidavit”) is made for the purpose of inducing the Company to accept the Holder’s Warrant in connection with the Holder’s election to exchange all or a portion of its Warrants into shares of the Company’s common stock, par value $0.001 per share, pursuant to the Offer to Exchange (the “Exchange”), dated as January 7, 2015.

5. Holder hereby agrees to immediately surrender the Warrant to the Company for cancellation without consideration should it at any time come into the possession or control of Holder.

6. To induce the Company to accept this Affidavit in place of the lost Warrant in connection with the Exchange, Holder and its successors and assigns shall at all times indemnify and hold harmless the Company and its directors, officers, agents, successors and assigns from and against any and all claims, actions and suits, whether groundless or otherwise, and from and against any and all losses, damages, judgments, costs, charges, counsel fees, payments, expenses and liabilities whatsoever, which any of such indemnitees at any time shall or may sustain or incur (a) by reason of the issuance of a replacement warrant, if any or (b) by reason of any claim which may be made in respect of the Warrant, or (c) by reason of any payment, transfer, exchange, delivery or other act which any indemnitee hereunder may make or do in respect of the Warrant or a replacement warrant, if any, or any shares of common stock issued upon exercise thereof whether made or done through accident, oversight or neglect, or whether made or done upon presentation thereof without contesting, inquiring into or litigating the propriety of such payment, transfer, exchange, delivery or other act, or (d) by reason of any other matter or thing arising out of the recognition of the aforesaid request of Holder for the issuance of the Warrant or a replacement warrant, if any.

7. It is understood and agreed that in case the Warrant shall be recovered by anyone, then this Affidavit may be immediately enforced. This Affidavit shall be deemed a continuing obligation and successive recoveries may be had thereon for the various matters in respect of which any indemnitee shall from time to time become entitled to be indemnified.

This Affidavit shall be governed by the laws of the State of New York as such laws are applied to contracts between California residents entered into and to be performed entirely in New York.

[Signature page follows immediately]

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Dated: , 201
HOLDER

(Signature)

(Printed Name)

(Title, if Holder is not a natural person)

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